UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2008

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

As a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors (the "Audit Committee") of Chiquita Brands International, Inc. ("Chiquita" or the "Company"), on May 22, 2008, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP ("PwC") as Chiquita’s independent registered public accounting firm for the fiscal year ending December 31, 2008. PwC was formally appointed on May 22, 2008. During Chiquita’s two most recent fiscal years ended December 31, 2007 and 2006 and through May 22, 2008, neither the Company nor anyone on its behalf has consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Chiquita’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by Chiquita in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). In deciding to select PwC, the Audit Committee reviewed auditor independence issues and existing commercial relationships with PwC and concluded that PwC has no commercial relationship with the Company that would impair its independence.

On May 23, 2008, the Audit Committee notified Ernst & Young LLP ("E&Y") that it will not be retained as Chiquita’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008.

E&Y’s reports on Chiquita’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended December 31, 2007 and 2006, and in the subsequent interim period through May 22, 2008, there were (i) no disagreements between Chiquita and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided E&Y with a copy of this Current Report on Form 8-K, and requested that E&Y furnish Chiquita with a letter addressed to the U.S. Securities and Exchange Commission stating whether E&Y agrees with the disclosure contained in this Current Report on Form 8-K, or, if not, stating the respects in which it does not agree. The Company has received the requested letter from E&Y and a copy of E&Y’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
16.1 Letter of Ernst & Young LLP, dated May 28, 2008, regarding change in independent registered public accounting firm

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

May 29, 2008	By:	/s/Brian D. Donnan

Name: Brian D. Donnan
Title: Vice President, Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP, dated May 28, 2008, regarding change in independent registered public accounting firm